UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2007

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 13, 2007, Harvest Natural Resources, Inc., issued a press release announcing it has executed a sale and purchase agrement to acquire a 50 percent operated interest in the Dussafu Marin Exploration Production Sharing Contract (PSC) located offshore Gabon from Sasol Petroleum West Africa Limited. The acquisition is subject to the approval of the Government of the Republic of Gabon and the co-venturers in the PSC. The PSC contains 680,000 acres located at water depths ranging from 1 to 1,000 feet.

The PSC co-venturers recently agreed to enter into the three-year second exploration phase of the PSC with a effective date of May 28, 2007. The second exploration phase work commitment includes the acquisition and processing of 500 kilometers of 2D seismic, geology and geophysical interpretation, engineering studies and the drilling of a conditional well.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

December 17, 2007	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President and General Counsel